UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 18, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

            (441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

            Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.03 Material Modification to Rights of Security Holders.

Convertible Preference Shares

On July 18, 2008, MF Global Ltd. (the “Company”) issued and sold $150 million in aggregate liquidation preference of its Cumulative Convertible Preference Shares, Series A (the “Preference Shares”) to J.C. Flowers II L.P. (“J.C. Flowers”). The Company used the net proceeds from the sale of the Preference Shares to repay a portion of the Company’s $1.4 billion bridge loan facility pursuant to its capital plan. Pursuant to certain previously disclosed adjustment provisions of its Investment Agreement with J.C. Flowers and as a result of its recently completed private offerings of convertible preference shares and convertible notes, the Company paid J.C. Flowers approximately $36.3 million in cash and reset the annual dividend rate on the Convertible Preference Shares at 10.725%. The Company also paid J.C. Flowers its $4.5 million fee in cash in connection with the backstop facility provided by J.C. Flowers under the Investment Agreement. The Preference Shares rank senior to the Company’s common shares with respect to dividend rights and rights upon liquidation of the Company. The terms of the Preference Shares and the transaction with J.C. Flowers are described in the Company’s Current Report on Form 8-K filed May 23, 2008.

This description of the Preference Shares is a summary and does not purport to be a complete description of all the terms and it is qualified in its entirety by reference to the certificate of designations of the Preference Shares, which is to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008.

Replacement Capital Covenant

On July 18, 2008, in connection with the issuance of the Preference Shares, the Company entered into a replacement capital covenant, whereby it agreed for the benefit of certain of its debtholders identified therein, including initially the holders of the Company’s recently issued 9.00% Convertible Senior Notes due 2038 (the “Convertible Notes”), that it would not redeem or repurchase the Preference Shares on or before July 18, 2018 except out of the proceeds from the issuance of certain qualified equity and/or equity-related securities and pursuant to the other terms and conditions set forth in the replacement capital covenant.

This description of the replacement capital covenant is a summary and does not purport to be a complete description of all the terms and it is qualified in its entirety by reference to the replacement capital covenant, which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Credit Agreement

On July 18, 2008, the Company entered into a credit agreement with several banks that provides for a two-year, $300 million unsecured term loan facility (the “Credit Agreement”) intended to enable the Company to prepay loans under its bridge loan facility which are otherwise due and payable on December 12, 2008. Loans outstanding under the Credit Agreement may be prepaid without penalty, subject to certain restrictions. Interest on any loan extended under the Credit Agreement will bear interest, at the option of the Company, at the higher of (i) the federal funds effective rate plus 0.5% and (ii) the prime rate, plus, in either case, an applicable margin ranging from 300 to 400 basis points depending on the Company’s credit rating, or the Eurodollar rate equal to LIBOR plus an applicable margin ranging from 400 to 500 basis points depending on the Company’s credit rating. The applicable margin will increase by 100 basis points on the first anniversary of the closing date and by 200 basis points on all overdue amounts. The Credit Agreement contains customary representations and warranties, financial covenants including minimum net worth, a maximum leverage ratio of adjusted total indebtedness to interest expense, a maximum ratio of net cash capital to net liquid assets and a minimum ratio of net cash capital to net liquid assets and other customary covenants including limitations on material changes in lines of business, limitations on liens and indebtedness, certain restrictions on mergers and sales of property, compliance with laws, conduct of business and maintenance of existence, material licenses and membership, compliance with regulatory capital standards and restrictions on use of proceeds. If the Company fails to pay any amount when due under the Credit Agreement, if any other outstanding debt with an aggregate principal amount exceeding $50 million is accelerated or not paid when due, upon certain events of bankruptcy or liquidation of the Company or certain of its subsidiaries or upon a change of control or ownership, an event of default will occur under the Credit Agreement. In connection with its entry into the Credit Facility the Company has paid a total of $12.6 million in fees to several banks that are parties to the Credit Agreement.

On July 18, 2008, the Company borrowed $300 million under the Credit Facility, which will come due July 18, 2010. The borrowed amount was used to repay a portion of the Company’s $1.4 billion bridge loan facility pursuant to its capital plan. After giving effect to this repayment and the repayment from the proceeds of the Convertible Preference Shares (and the recently completed private offerings) described above, the outstanding principal amount of the bridge loan facility has been reduced to $100 million.

This description of the Credit Agreement is a summary and does not purport to be a complete description of all the terms and it is qualified in its entirety by reference to the Credit Agreement, which is to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008.

Item 1.01 Entry into a Material Definitive Agreement

Extension of Initial Purchasers Option to Purchase Convertible Notes

As previously reported on a Current Report on Form 8-K, filed on June 26, 2008, the Company entered into a Purchase Agreement with several investment banking firms relating to the issuance and sale of $150 million aggregate principal amount of the Convertible Notes, pursuant to which the Company also granted the firms an option to purchase up to an additional $60 million principal amount of Convertible Notes within a period of 30 days beginning on June 20, 2008. On July 18, 2008, the Company agreed to extend the term of the option so that it will now expire on September 18, 2008 (the “Option Extension Agreement”).

This description of the Option Extension Agreement is a summary and does not purport to be a complete description of all the terms and it is qualified in its entirety by reference to the Option Extension Agreement, which is to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008.

Item 7.01 Regulation FD Disclosure

The Company has posted supplemental information about its capital plan, including certain financial information about the transactions referenced above, on its website at www.mfglobalinvestorrelations.com.

Item 9.01 Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits:

Exhibit No.	Description
Exhibit 1.1	Capital Replacement Covenant, dated July 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: July 18, 2008	By:	/s/ Howard Schneider
Howard Schneider
General Counsel

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